FORM 8-K
ITEM 9. Regulation FD Disclosure.
SIGNATURE

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2001

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9.	Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on April 12, 2001 as follows:

CLEVELAND-CLIFFS FILES COMMENTS WITH DOC REGARDING IMPACT OF
IMPORTED IRON ORE AND SEMI-FINISHED STEEL

      CLEVELAND, OH — April 12, 2001 — Cleveland-Cliffs Inc (NYSE-CLF) filed comments with Bureau of Export Administration of the United States Department of Commerce regarding the Department’s National Security Investigation of Imports of Iron Ore and Semi-Finished Steel.

      On February 1, 2001, the Secretary of Commerce initiated a national security investigation of the effects of imports of iron ore and semi-finished steel under Section 232 of the Trade Expansion Act of 1962. In accordance with the Act, the Secretary will evaluate whether imports of iron ore and semi-finished steel threaten to impair the nation’s security and report the investigation’s findings to the President with recommended action.

      Cleveland-Cliffs’ comment letter expressed the view that our country’s national security and the domestic iron ore industry are threatened by the importation of semi-finished steel. These imports reduce, and could eventually eliminate, the need for domestically mined and processed iron ore. Last year 8.6 million tons of semi-finished steel were imported into the U.S. displacing 11 million tons of domestic iron ore. The continued surge of unfairly traded semi-finished steel imports could result in the premature closure of integrated raw steelmaking facilities and iron ore mines, which will threaten the U.S. economy and its national security. Cleveland-Cliffs Inc Chairman and Chief Executive Officer, John Brinzo said, “While the switch to semi-finished steel imports in lieu of making raw steel may provide short-term relief to an ailing steel industry, the long-term implications are serious. If this country becomes reliant on imports of strategic materials like steel, it will be vulnerable to the same external influences experienced by our dependence on imported crude oil.”

      The U.S. steel industry has undergone massive restructuring over the past 20 years and has lost approximately 50 million tons of capacity. The majority of the lost capacity has been replaced by imports. Since 1990, imports of semi-finished steel have increased 400%. Integrated steel facilities are replacing blast furnace production, which consumes domestic iron ore pellets, with unfairly traded semi-finished steel imports.

      To preserve the domestic iron ore industry, Cleveland-Cliffs proposes that imports of semi-finished steel be limited to current import levels for the next five years. This time period will permit the integrated steel industry to become competitive with foreign steel producers and survive the current surge of unfairly traded imports flooding into the United States.

      Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in iron ore mines in Michigan, Minnesota and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this release to “Cliffs” and the “Company” include subsidiaries and affiliates as appropriate to the context.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ C. B. BEZIK

Name: C. B. Bezik
Title: Senior Vice President –Finance

Dated: April 27, 2001

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